SUB-ITEM 77Q1(a)2

                          MFS VARIABLE INSURANCE TRUST

                           CERTIFICATION OF AMENDMENT

                             TO DECLARATION OF TRUST

                             REDESIGNATION OF SERIES

         Pursuant to Sections 6.11 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the "Declaration"), of MFS Variable Insurance Trust (the "Trust"), the Trustees of the Trust hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

                  The series designated as MFS Bond Series shall be redesignated as MFS Research Bond Series.

         Pursuant to Section 10.1 of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.


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         IN  WITNESS  WHEREOF,  a  majority  of the  Trustees  of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 29th day of April, 2005 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


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LAWRENCE H. COHN

Lawrence H. Cohn
45 Singletree Road
Chestnut Hill MA  02467

DAVID H. GUNNING

David H. Gunning
2571 N. Park Blvd.
Cleveland Heights OH  44106


WILLIAM R. GUTOW

William R. Gutow
3 Rue Dulac
Dallas TX  75230

MICHAEL HEGARTY

Michael Hegarty
177 Old Briarcliff Road
Briarcliff Manor  NY  10510

J. ATWOOD IVES

J. Atwood Ives
17 West Cedar Street
Boston MA  02108

AMY B. LANE

Amy B. Lane
9716 S.E. Sandpine Lane
Hobe Sound FL  33455

ROBERT J. MANNING

Robert J. Manning
13 Rockyledge Road
Swampscott MA  01907

LAWRENCE T. PERERA

Lawrence T. Perera
18 Marlborough Street
Boston MA  02116

ROBERT C. POZEN

Robert C. Pozen
9 Arlington Street
Boston MA  02116

J. DALE SHERRATT

J. Dale Sherratt
86 Farm Road
Sherborn MA  01770

LAURIE J. THOMSEN

Laurie J. Thomsen
235 Nashawtuc Road
Concord MA  01742


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